Exhibit 10.63

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO LA ROSA HOLDINGS CORP. THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED PURSUANT TO AN EXEMPTION UNDER SUCH ACT AND SECURITIES LAWS. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER. THIS NOTE CONTAINS OTHER RESTRICTIONS ON TRANSFER.

LA ROSA HOLDINGS CORP.

UNSECURED SUBORDINATED PROMISSORY NOTE

Principal Amount: $350,000.00	Issue Date: June 29, 2022	Note No. 4

FOR VALUE RECEIVED, La Rosa Holdings Corp, a Nevada corporation, located at 1420 Celebration Blvd., 2nd Floor, Celebration, FL 34747 (the “Company”), hereby promises to pay to Mr. Joseph La Rosa whose residence is located at 913 West Park Dr, Celebration, FL 34747 (“Holder”), or his registered assigns, the principal sum of Three Hundred Fifty Thousand Dollars and No Cents ($350,000.00), representing payment in full for all of the Company’s obligations to Holder equal to the outstanding principal amount hereof (the “Principal Balance”), together with interest from the date (“Issue Date”) of this Unsecured Subordinated Promissory Note (this “Note”) on the unpaid Principal Balance until paid in full at a rate equal to Two and Ninety Three Hundredths Percent (2.93%) per annum (subject to Section 14, below), computed on the basis of a year totaling 360 days of twelve thirty day months (“Interest”). Interest shall compound annually. Each of the Holder and the Company are a “party” to this Note and together, they are the “parties” hereto. The parties have further agreed that the Company has no other or further obligations to the Holder as all such matters were settled and agreed in the Note.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which the Holder and the Company by the execution of this Note agree:

1. Certain Definitions. As used in this Note, certain capitalized terms are defined in the body of this Note and the following capitalized terms have the meanings set forth below:

(a) “Business Day” is any day other than a Saturday, Sunday or Federal holiday.

(b) “Change of Control” means: (i) any merger with or into, acquisition of, consolidation with, or other similar transaction involving the Company; provided, however, that any such transaction: (A) that is undertaken for the purpose of “reincorporating” the Company in another jurisdiction, or (B) that is meant to create a holding company structure for the Company, or (C) in which the voting stockholders of the Company existing immediately before such transaction own fifty percent (50%) or more of the total voting power of the resulting entity’s then outstanding voting securities after giving effect to such transaction, shall not constitute a Change of Control; and (D) provided further, that the sale and issuance by the Company of its Common Stock or Preferred Stock or other senior equity securities in an equity financing for the sole purpose of raising funds for general corporate purposes shall not constitute a Change of Control; (ii) the sale, transfer, lease, license or other disposition of all or substantially all of the assets of the Company not in the ordinary course of business; (iii) any transaction or series of related transactions pursuant to which any Person or “group” (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the total voting power of the Company’s then outstanding securities, other than in the case of a Qualified Financing.

(c) “Event of Default” has the meaning given in Section 6 hereof.

(d) “Lien” shall mean, with respect to any property, any security interest, mortgage, lien, pledge, charge, easement, reservation, restriction, any similar rights of any third party or other encumbrance in, of, or on such property or the income therefrom.

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(e) “Liquidity Event” means a dissolution, liquidation, winding up, Change of Control or an initial public offering of the Common Stock of the Company.

(f) “Person” means any individual, corporation, partnership, limited liability company, business trust, joint venture, joint stock company, trust, unincorporated organization or other entity or any government authority or court.

(g) “Qualified Financing” means any sale of the Company’s common or preferred stock within one (1) year after the Issue Date in a single transaction to one or more third party equity investors for corporate financing purposes resulting in net proceeds to the Company of at least one million dollars ($1,000,000.00). A Qualified Financing is not any stock dividend, recapitalization, stock split, shares or options to purchase securities issued to employees, consultants or directors as approved by the Board of Directors, securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Board of Directors, securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board of Directors from time to time.

2. Maturity. Unless prepaid as provided in Section 3, the full Principal Balance and all accrued and unpaid Interest under this Note shall be due and payable on the first to occur of: (a) the consummation of a Liquidity Event (in which case such payment shall be made immediately upon the consummation thereof depending upon when the Liquidity Event occurs and to the extent that the Company has the funds to do so as determined by the Board of Directors); and (b) on the third (3rd) anniversary of the Issue Date if a Business Day, or if the such date is not a Business Day, on the next succeeding Business Day (the “Maturity Date”). All other amounts due hereunder shall be paid at the same time as the payment of the Principal Balance. Notwithstanding the foregoing, the entire unpaid Principal Balance of this Note, together with accrued and unpaid Interest thereon and other amounts due hereunder, shall become immediately due and payable upon an Event of Default.

3. Payment; Prepayment. (a) All payments of the Principal Balance, Interest and any other amounts shall be made in lawful money of the United States of America by bank check, money order, cash or via wire transfer to an account of the Holder noticed to the Company in writing prior to the Maturity Date at the option of the Company, to the Holder’s address set forth above or to the last address entered on the books of the Company. Payment shall be credited first to amounts due other than the Principal Balance and Interest, then to the accrued Interest then due and payable, if any, and then the remainder applied to the Principal Balance.

(b) The Principal Balance may be prepaid, in whole or in part, at any time after the Issue Date, or from time to time thereafter, plus all accrued Interest on the Principal Balance only, to the date of prepayment without premium or penalty.

4. Security. This Note shall not be secured by any assets of the Company or any affiliate thereof.

5. Ranking; Subordination. (a) The Note will rank on a parity with all existing and future debt and trade debt of the Company, except that it shall rank junior to any secured debt and junior to any debt issued hereafter that is denominated by the Company as senior to the Note. Notwithstanding Sections 5(a) through (d) below, the Holder hereby agrees to enter into any inter-creditor and/or subordination agreement among the Holder, the Company and any Senior Lender (as defined in Section 5(d), below), promptly upon the Company’s request, and if the Holder fails to do so, the Holder hereby appoints Mr. Carlos Bonilla, as his attorney-in-fact, coupled with an interest, to execute and deliver such agreement for and on behalf of the Holder, which agreement shall be a valid, legal and binding obligation of the Holder.

(b) Notwithstanding: (i) the time, place, order of execution or recordation of this Note, (ii) any terms or provisions of this Note to the contrary, or (iii) any law, rule or regulation of any applicable governmental body to the contrary, the Holder and the Company hereby confirm and agree that: (A) this Note is hereby expressly made subject to and subordinate in priority to any future indebtedness of the Company that is denominated as senior in collection and/or payment to the Note (“Senior Debt”); (B) this Note shall be subject, and subordinate in payment, to the Senior Debt; and (C) the terms and provisions of this Note are expressly hereby made subject to and subordinate to the terms and provisions of the Senior Debt. Without limiting the foregoing, the Holder agrees that all rights of the Holder in this Note shall be expressly subject to and subordinate to the rights of any holder of Senior Debt.

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(c) For so long as any Senior Debt is outstanding, the Holder of this Note shall not: (i) commence any action to enforce the terms and conditions of this Note, including upon an Event of Default, or the exercising of any other remedy or enforcement action against, or the taking of possession or control of any assets of the Company (an “Enforcement Action”); (ii) enforce or seek to enforce any judgment against the Company or any affiliate of the Company; (iii) modify, amend, supplement or restate this Note so as to increase the liabilities of the Company under this Note or to any extent acquire any Lien, estate, right or other interest in any asset of the Company prior to or equal to the Senior Debt; or (iv) directly or indirectly assign all or any part of his interest in this Note without the prior written consent of the Company and unless the assignee agrees in writing to be bound by the provisions of this Note.

(d) Until the Senior Debt is paid in full, the Holder shall not acquiesce, petition or otherwise invoke or cause any other Person to invoke a Bankruptcy Event (as hereinafter defined) with respect to the Company, or all or any part of its property or assets or ordering the winding-up or liquidation of its affairs. Unless otherwise directed by the holder of the Senior Debt (the “Senior Lender”), in the event of any Bankruptcy Event of the Company, the Holder shall not seek, and shall diligently oppose the action by any other Person to seek to consolidate any assets of the Company with the assets of any other Person. A “Bankruptcy Event” shall be deemed to have occurred with respect to the Company if: (a) the Company shall: (i) apply for, or consent in writing to, the appointment of a receiver, trustee, liquidator or other custodian of the Company or any of its assets, or to the taking of possession of all or part of the Company’s assets by any receiver, trustee, liquidator or other custodian; (ii) file a voluntary petition under the United States Bankruptcy Code, 11 U.S.C. §101 et seq., as from time to time amended (the “Bankruptcy Code”) or any other bankruptcy, reorganization, liquidation, insolvency or other similar law of the United States or of any state now or hereafter in effect (each, a “Bankruptcy Law”); (iii) make a general assignment for the benefit of creditors; (iv) file a petition or an answer seeking a reorganization or an arrangement or a readjustment of debt with creditors, or take advantage of any Bankruptcy Law; (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) consent to the entry of an order for relief in an involuntary case against it, or to the conversion of an involuntary case to a voluntary case against it, under any Bankruptcy Law; or (b) an order, judgment or decree shall be entered by any court of competent jurisdiction adjudicating the Company bankrupt or insolvent, or granting a petition seeking reorganization of the Company, or appointing a receiver, trustee or liquidator of the Company or of all or substantially all of its assets, or constituting an order for relief of the Company under any Bankruptcy Law, and such order, judgment or decree shall continue unstayed and in effect for a period of ninety (90) days or shall not be discharged within ten (10) days after the expiration of any stay thereof.

6. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) The Company shall fail to pay: (i) any Principal Balance or Interest payment on the due date hereunder; or (ii) any other payment required under the terms of this Note on the date due and, in the case of this clause (ii) only, such payment shall not have been made within five (5) Business Days of the Company’s receipt of the Holder’s written notice to the Company of such failure to pay;

(b) The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note;

(c) The Company shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or any part of its assets or property; (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its subsidiaries creditors; (iv) adopt a plan of liquidation or dissolution or otherwise resolve to be or be dissolved or liquidated; (v) become insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) take any action for the purpose of effecting any of the foregoing;

(d) Proceedings instituted by a third party for the appointment of a receiver, trustee, liquidator or custodian of the Company or any part of its assets or property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

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(e) If this Note shall cease to be, or be asserted by the Company not to be, a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

7. Rights of Holder upon Default. If an Event of Default occurs, the Company shall provide written notice thereof to Holder within ten (10) Business Days. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare all outstanding obligations under this Note payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to (but not instead of) the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to him by this Note or otherwise permitted to him by law, either by suit in equity or by action at law, or both.

8. Waiver and Amendment. Any term of this Note may be amended or waived only with the written consent of the Company and the Holder. No waiver of any provision of this Note, or consent to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Holder and the Company. Each waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

9. Successors and Assigns. Subject to the restrictions on transfer described in Sections 10 and 11 below, the rights and obligations of the Company and Holder of this Note shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and transferees of the parties.

10. Transferability. This Note and the rights shall not be transferred, pledged, sold, gifted, donated, hypothecated, conveyed, assigned or otherwise transferred by the Holder, whether voluntarily or involuntarily, except (i) that the Holder may assign its rights hereunder to the spouse or descendants of such Holder in the event of the Holder’s death, by will or intestate succession; or (ii) prior to Holder’s death to any trust for the benefit of Holder’s spouse or descendants; or (iii) with the prior written consent of the Board of Directors of the Company which consent may be withheld in its sole discretion; provided, however, that the Company is given written notice at the time of such assignment stating the name and address of the assignee and identifying the Note with respect to which the rights and benefits are being assigned and such assignee expressly agrees in writing with the Company to be bound by and to comply with this Note. Anything contained herein to the contrary notwithstanding, no Holder (or permitted assignee of an Holder) shall, without the prior written consent of the Company, in its sole discretion, be permitted to assign any rights and/or benefits hereunder to a Person that is then engaged in a business that is competitive with the business conducted or proposed to be conducted or engaged in by the Company or any of its affiliates in the State of Florida or in any other State where the Company or any of its affiliates has operations. The Holder will, at the Holder’s expense, give written notice to the Company not less than ten (10) Business Days prior to any proposed transfer or other disposition of this Note, describing the manner thereof, the identity of the transferee, and a statement that the transferee is eligible to be a holder hereof. Upon receiving such written notice, the Company, as promptly as practicable, shall notify the Holder whether the Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 10 that the evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with this Note. The Company may refuse to transfer this Note in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered Holder hereof as the owner and Holder of this Note for the purpose of receiving all payments of the Principal Balance and Interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary except as set forth above. This Note may be subject to other prohibitions and limitations on transfers encompassed in any separate agreement to which the Holder is a party.

11. Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by the Company without the prior written consent of Holder, except an assignment occurring by operation of law such as in a merger, or in any other transaction where the assignee agrees in writing to assume the obligations of this Note and, in the reasonable judgment of the Board of Directors of the Company, has the financial capacity to do so.

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12. Notices. All notices, requests, demands and other communications under this Note shall be in writing and shall be deemed to have been duly given: (i) if delivered personally or actually received, as of the date received; (ii) if delivered by certified mail, return receipt requested, postage prepaid and properly addressed; or (iii) if delivered by a nationally recognized overnight delivery service with all fees prepaid, if to the Company, to the address set forth in the first paragraph hereof, with a copy, that shall not constitute notice, to its counsel: Ross Carmel, Esq., Carmel, Milazzo & Feil, LLP, 55 West 39th Street, 18th Floor, New York, New York 10018, and if to the Holder at his address set forth above, or such other address as either party may from time to time designate in writing to the other party hereto.

13. Pari Passu Notes. Holder acknowledges and agrees that the payment of all or any portion of the outstanding Principal Balance of this Note and all Interest hereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the Note.

14. Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid Principal Balance hereof at a simple rate per annum equal to three percent (3.0%). In the event any Interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the Interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the Principal Balance of this Note.

15. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer, director, employee, agent or representative of the Company or any Company affiliate be liable for any amounts due or payable pursuant to this Note.

16. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, an indemnity and, in the Company’s discretion, a bond, satisfactory to the Company (in case of loss, theft or destruction), or surrender and cancellation of such Note (in the case of mutilation), the Company will (at its expense) make and deliver in lieu of such Note a new Note of like tenor.

17. Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of the Principal Balance or Interest under this Note shall fall on date that is not a Business Day, then the date for the making of that payment shall be the next subsequent Business Day.

18. No Impairment. The Company will not, by amendment of its Articles of Incorporation, as the same may be amended from time to time, or through reorganization, consolidation, merger, sale of assets or another voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder of this Note against impairment.

19. No Rights as a Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder hereof or its transferee, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any other rights as a stockholder of the Company. This Note is not convertible into or exchangeable for shares of the Company’s common or preferred stock.

20. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state. All disputes and controversies arising out of or in connection with this Note shall be resolved exclusively by the state or federal courts located in, or for federal courts nearest to, Osceola County, Florida, and each of the Company and the Holder hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts. Each party hereby waives a trial by jury. No party shall be liable to the other party for incidental, consequential, exemplary or punitive damages. Moreover, the Holder shall not have the right to restrain, enjoin or prohibit, through an action in equity, the operations of the Company or its affiliates and hereby agrees that a remedy in damages is sufficient for any Event of Default under, or breach of, this Note.

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21. Entire Agreement. This Note embodies the final, entire agreement among the parties hereto and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Note shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Note, or of such provision or obligation in any other jurisdiction. Section and subsection headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose or be given any substantive effect.

22. Interpretation. When a reference is made to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of or to this Note unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Note, they shall be deemed to be followed by the words “without limitation.” Unless the context requires otherwise, words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders. References to “dollars” or “$” are to U.S. dollars. The terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Note. This Note was prepared jointly by the parties hereto and no rule that it be construed against the drafter will have any application in its construction or interpretation. The Holder has been advised that this Note should be reviewed by the attorney of his choice and the Holder has either done so or waived such right by evidence of his execution of this Note.

23. Counterparts; Facsimile Signatures. This Note may be executed in one or more counterpart signature pages, each of which will be deemed to be an original copy of this Note and all of which, when taken together, will be deemed to constitute one and the same agreement, which shall be binding upon all of the parties hereto notwithstanding the fact that all parties are not signatory to the same counterpart. The exchange of copies of this Note and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

IN WITNESS WHEREOF, the undersigned has caused this Unsecured Subordinated Promissory Note to be executed and issued as of the Issue Date first written above.

LA ROSA HOLDINGS CORP.

By:	/s/ Mark Gracy
Name: Mark Gracy
Title: Chief Operating Officer

Acknowledged and Agreed as of the date first set forth above:

HOLDER:

By:	/s/ Joseph La Rosa
Name: Joseph La Rosa

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